[FACE OF DEBENTURE]



                                                     REGISTERED

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                                                  |    DOLLARS   |
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                                          CUSIP 030096 AE 1
                        SEE REVERSE FOR CERTAIN DEFINITIONS

                             AMERICAN STORES COMPANY

                                    [SPECIMEN]

                         7.40% DEBENTURE DUE MAY 15, 2005


         American Stores Company, a corporation duly organized and ex-isting under the laws of the State of Delaware (herein called the "Company") for value received, hereby promises to pay to


             7.40%                                          7.40%
              DUE                                            DUE
         MAY 15, 2005                                   MAY 15, 2005


         , or registered assigns, the principal sum of         DOLLARS



         upon presentation and surrender of this Debenture, on the

         fifteenth day of May, 2005, at the office or agency of the

         Company maintained for that purpose in The City of New York or any other office or agency maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest on said principal sum at the rate of 7.40% per annum in like coin or currency, in each case in immediately available funds, from the May 15 or November 15,





         as the case may be, next preceding the date hereof to which interest has been paid on the Debentures referred to on the reverse hereof (unless the date hereof is the date to which interest has been paid on such Debentures, in which case from the date hereof, or unless the date hereof is prior to No-

         vember 15, 1995, in which case from May 18, 1995), semiannu-

         ally on May 15 and November 15, until payment of said prin-

         cipal sum has been made or duly provided for.  Notwithstand-

         ing the foregoing, if this Debenture is dated after any May 1 and before the following May 15, or after any November 1 and before the following November 15, then this Debenture shall bear interest from such following May 15 or November 15;

         provided, however, that if the Company shall default in the payment of interest due on such following May 15 or November

         15, this Debenture shall bear interest from the next preced-

         ing May 15 or November 15 to which interest has been paid on such Debentures, or if no interest has been paid on such De-

         bentures, then from May 18, 1995.  The interest so payable on any November 15 or May 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof,

         be paid to the person in whose name this Debenture is regis-

         tered at the close of business on the November 1 prior to

         such November 15 or the May 1 prior to such May 15.  If the

         Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall

         then cease to be payable to the Holder on such record date by virtue of having been such Holder, and shall be paid to the


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         person in whose name this Debenture is registered at the

         close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) for the payment of such defaulted interest established by notice given by mail by or on behalf of the Company to Holders not less than 15 days preceding

         such subsequent record date.


                   Reference is hereby made to the further provisions

         of this Debenture set forth on the reverse hereof, and such further provisions shall for all purposes have the same ef-

         fect as though fully set forth at this place.


                   This Debenture shall not be entitled to any bene-

         fits under the Indenture referred to on the reverse hereof or any indenture supplement thereto, or become valid or obliga-

         tory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.


  DATED:

         TRUSTEE'S CERTIFICATE OF AUTHENTICATION     AMERICAN STORES COMPANY
  THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED
    AND REFERRED TO IN THE WITHIN-MENTIONED INDENTURE,
           THE FIRST NATIONAL BANK OF CHICAGO
  BY                                          TRUSTEE

                     [SEAL]    BY                    BY
                               [Facsimile signature]   [Facsimile signature]

            AUTHORIZED OFFICER SENIOR VICE PRESIDENT,    PRESIDENT AND
                               TREASURER AND         CHIEF EXECUTIVE OFFICER
                               ASSISTANT SECRETARY




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                              [BACK OF DEBENTURE]

                            AMERICAN STORES COMPANY
                                   [SPECIMEN]
                                7.40% DEBENTURE
                                DUE MAY 15, 2005


                   This Debenture is one of a duly authorized issue of unsecured debentures, debentures or other evidences of in-debtedness of the Company (hereinafter called the "Securi-ties") of the series hereinafter specified, unlimited in ag-gregate principal amount, all issued or to be issued under the indenture dated as of May 1, 1995, executed between the Company and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee; to which indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee. The Securities may be issued in one or more series, which dif-ferent series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates and may otherwise vary as in the In-denture provided. This Debenture is one of a series desig-nated as the "7.40% Debentures due May 15, 2005" of the Com-pany (hereinafter referred to as the "Debentures"), limited in aggregate principal amount to $200,000,000. All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                   The indebtedness evidenced by this Debenture is unsecured and will rank pari passu with all other unsecured and unsubordinated debt of the Company.

                   The Debentures are not subject to redemption prior to maturity.

                   The provisions of Article Ten of the Indenture re-lating to defeasance shall apply to the Debentures, which provisions shall have the same effect as if set forth herein in their entirety.

                   In case an Event of Default, as defined in the In-denture, shall occur and be continuing with respect to the Debentures, the principal amount of all Debentures then out-standing under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be an-nulled by the Holders of a majority in principal amount of the Debentures outstanding.





                   To the extent permitted by, and as provided in, the Indenture, indentures supplemental thereto may be entered into with the consent of the Company and with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of any series affected thereby.

                   The Indenture also provides that the Holders of a majority in principal amount of the Securities of any series then outstanding may waive any past default under the Inden-ture and its consequences, except a default in the payment of the principal of or interest or premium, if any, on any of the Securities.

                   No reference herein to the Indenture and no provi-sion of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate, and in the currency, herein prescribed.

                   This Debenture is transferable or exchangeable by the registered Holder hereof or by his attorney duly autho-rized in writing at the office or agency of the Company in The City of New York or any other office or agency maintained for such purpose, without charge except for any tax or other governmental charge imposed in relation thereto, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Debenture. Upon any such transfer or exchange a Debenture or Debentures of au-thorized denominations for a like aggregate principal amount and bearing a number not contemporaneously outstanding will be issued in exchange therefor. The Debentures are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof.

                   The Company, the Trustee, and any agent of the Com-pany or the Trustee may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this De-benture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of re-ceiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid.

                   No recourse shall be had for the payment of the principal of or the interest on this Debenture or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incor-porator, shareholder, employee, officer or director, past, present or future, of the Company or of any predecessor or


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         successor corporation, whether by virtue of any constitu-
         tional provision or statute or rule of law, or by the en-forcement of any assessment or penalty or in any other man-ner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof. In the event of any sale or transfer of all or substantially all of the assets to a successor corpo-ration, the predecessor corporation may be dissolved and liquidated as more fully set forth in the Indenture.


                   The following abbreviations when used in the in-scription on the face of the instrument, shall be construed as though they were written out in full according to appli-cable laws or regulations:

TEN COM -- as tenants in common      UNIF GIFT MIN ACT --      Custodian
TEN ENT -- as tenants by the entireties        (Cust)            (Minor)
JT TEN  -- as joint tenants with right of survivorship  Under Uniform Gifts to
           Minors and not as tenants in common Act State
     Additional abbreviations may also be used though not in the above list


                                       NOTICE OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE
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(Name and Address of Assignee, including zip code, must be printed or typewritten)


the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

     Dated:                              Signature

 NOTICE: The signature to this assignment must correspond with the names as it appears upon the face of the within Debenture in every particular without alteration or enlargement or any change whatever. Signature must be guaranteed by an eligible guarantor institution participating in a Securities Transfer Association recognized signature guarantee program.














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